Exhibit 99.1

For more information contact

Brendan Burke

Vice President and Treasurer

(817) 224-7742

Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC. ANNOUNCES EXCHANGE OFFER FOR ITS 10.375% SENIOR

NOTES DUE 2017 AND RELATED CONSENT SOLICITATION

•	Exchange Offer and Consent Solicitation are Elements of Refinancing Transactions to Extend Debt Maturities of the Company’s Outstanding Secured and Unsecured Indebtedness

•	Executed Support Agreement with Holders of approximately 69% of the Aggregate Principal Amount of 10.375% Notes due 2017 that Will Participate in the Exchange Offer and Consent Solicitation

MCLEAN, Va. (May 2, 2016) – DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” and, together with DynCorp International, the “Company”) announced today the commencement of an offer to exchange (the “Exchange Offer”) any and all of its outstanding $455.0 million principal amount of 10.375% Senior Notes due 2017 (the “Existing Notes”) for $45.0 million cash (the “Cash Amount”) and up to $410.0 million principal amount of newly issued 11.875% Senior Secured Second Lien Notes due 2020 (the “New Notes”). The Exchange Offer and related Consent Solicitation (as defined below) are open to all holders of the Existing Notes. The New Notes will be guaranteed, jointly and severally, by Holdings and by subsidiaries of DynCorp International that currently guarantee the Existing Notes and the Company’s senior secured credit facility, and will be secured by a second-priority lien on substantially all of DynCorp International’s and each guarantor’s existing and after-acquired assets, which assets secure the senior secured credit facility on a first-priority lien basis (subject to certain exceptions). The Exchange Offer and related Consent Solicitation represent elements of a comprehensive refinancing of the Company’s outstanding secured and unsecured indebtedness to extend its debt maturities (the “Refinancing Transactions”).

The following table summarizes the consideration that holders will receive for tenders of Existing Notes prior to 5:00 p.m., New York City time, on the later of (1) the fifth business day following the date that Holdings files its Quarterly Report on Form 10-Q for the period ended March 25, 2016 and (2) May 13, 2016, (as such date may be extended, the “Early Delivery Time”), and following the Early Delivery Time but prior to 5:00 p.m., New York City time, on June 10, 2016 (as such date may be extended, the “Expiration Time”).

For each $1,000 Principal Amount of Existing Notes Validly Tendered and Not Withdrawn*:
			Total Offer Consideration if at or Prior to the Early Delivery Time		Exchange Offer Consideration if After the Early Delivery Time
CUSIP / ISIN	Outstanding Principal Amount	Title of Existing Notes to Be Tendered	Cash	Principal Amount of New Notes	Cash	Principal Amount of New Notes
26817C AB7 / US26817CAB72	$455.0 million	10.375% Senior Notes due 2017	The Pro Rata Cash Payment (a pro rata portion of the $45.0 million Cash Amount)	$1,000 less the Pro Rata Cash Payment	The Pro Rata Cash Payment (a pro rata portion of the $45.0 million Cash Amount)	$970 less the Pro Rata Cash Payment

*	Holders of Existing Notes that participate in the Exchange Offer and are issued New Notes will not receive accrued and unpaid interest at the Settlement Date (as defined below). Instead, interest on the New Notes will accrue from January 1, 2016, which was the last date interest was paid on the Existing Notes.

On April 30, 2016, certain holders of Existing Notes (the “Supporting Holders”), which collectively held, as of such date, approximately $313.5 million aggregate principal amount of Existing Notes (approximately 69% of the aggregate principal amount outstanding), entered into a support agreement (the “Support Agreement”) with Holdings and DynCorp International, among others, whereby such Supporting Holders agreed to tender in the Exchange Offer their Existing Notes in exchange for cash and New Notes and deliver consents in respect of the Consent Solicitation. The consummation of the Exchange Offer and the obligations of the Supporting Holders to tender their Existing Notes in the Exchange Offer are subject to certain terms and conditions set forth in the Support Agreement.

In conjunction with the Exchange Offer, DynCorp International is also soliciting consents (the “Consent Solicitation”) from holders of Existing Notes, as set forth in the offering memorandum and consent solicitation statement (the “Offering Memorandum”) and in the accompanying letter of transmittal and consent (the “Letter of Transmittal”), each dated May 2, 2016, to certain amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes (the “Existing Indenture”). The Proposed Amendments would eliminate substantially all of the restrictive covenants and certain events of default currently in the Existing Indenture.

Any holder who tenders Existing Notes pursuant to the Exchange Offer prior to the Early Delivery Time must also deliver a consent to the Proposed Amendments. Approval of the Proposed Amendments requires the consent from holders of at least a majority in aggregate principal amount of the outstanding Existing Notes, voting together as a single class (not including Existing Notes held by DynCorp International, any guarantor of the Existing Notes or by any of their affiliates, of which to DynCorp International’s knowledge there are none). The consummation of the Consent Solicitation is conditioned upon the receipt of the requisite consents to approve the Proposed Amendments, the consummation of the Exchange Offer and the execution and delivery of the supplemental indenture giving effect to such Proposed Amendments.

Upon the terms and subject to the conditions set forth in the Offering Memorandum and the accompanying Letter of Transmittal, DynCorp International is offering cash in a total amount equal to the Cash Amount and up to $410.0 million principal amount of New Notes in the following amounts in exchange for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn and accepted by DynCorp International:

(1) at or prior to the Early Delivery Time, the “Total Offer Consideration” consisting of the following:

•	a pro rata portion of the Cash Amount based on the total principal amount of Existing Notes validly tendered and not validly withdrawn prior to the Expiration Time and accepted by DynCorp International (such pro rata portion of the Cash Amount for each $1,000 principal amount of Existing Notes accepted, the “Pro Rata Cash Payment”); and

•	a principal amount of New Notes equal to $1,000 less the Pro Rata Cash Payment; and

(2) after the Early Delivery Time and at or before the Expiration Time, the “Exchange Offer Consideration” consisting of the following:

•	the Pro Rata Cash Payment; and

•	a principal amount of New Notes equal to $970 less the Pro Rata Cash Payment.

Holders will not be able to make an election between New Notes and cash. The amount of New Notes and cash that a holder will receive depends on the principal amount of Existing Notes that participate in the Exchange Offer. DynCorp International will announce the aggregate amount of Existing Notes validly tendered and accepted in the Exchange Offer promptly after the Expiration Time and provide holders with information with respect to the principal amount of New Notes and cash each holder will receive as part of the Total Offer Consideration or Exchange Offer Consideration, as applicable. It is expected that the settlement date for the Exchange Offer and Consent Solicitation (the “Settlement Date”) will be the third business day following the Expiration Time or as soon as practicable thereafter.

As part of the Refinancing Transactions, on April 30, 2016, the Company entered into Amendment No. 5 and Waiver (the “New Senior Credit Facility”) to the Company’s existing senior secured credit facility, pursuant to which, among other things, the required lenders waived Holdings’, DynCorp International’s and their subsidiaries’ requirement to comply with the covenant that the Company’s annual financial statements include a report from its independent registered public accounting firm without a qualification as to the Company’s ability to continue as a going concern until the earlier of the effectiveness of the New Senior Credit Facility and June 30, 2016. If the Refinancing Transactions are consummated, the waiver will become permanent with respect to the annual financial statements for the fiscal year ended December 31, 2015.

Upon the consummation of the Exchange Offer, and subject to the fulfillment of certain additional conditions, all of the provisions of the New Senior Credit Facility, including the following, will become operative and in effect:

•	the extension of the maturity of the revolving credit facility from July 7, 2016 to July 7, 2019; the Company has agreed to reduce the commitments of each lender that has consented to the extension by 20%;

•	the issuance of a new term loan facility (the “New Term Loan Facility”) under the New Senior Credit Facility to refinance the term loan facility under the existing senior secured credit facility, in the amount of $207.3 million, which New Term Loan Facility will mature on July 7, 2020;

•	the conversion by certain funds of their commitment under the extended revolving credit facility into a new term loan under the New Term Loan Facility with a principal amount of approximately $11.0 million upon the payment of approximately $10.2 million in cash to DynCorp International; and

•	up to $15.0 million in incremental revolving facilities provided by and at the discretion of certain non-debt fund affiliates that are controlled by Cerberus Capital Management, L.P. (“Cerberus”), which shall rank pari passu with, and be on the same terms as, the extended revolving credit facility.

In addition, on April 30, 2016, an affiliate of Cerberus delivered to DynCorp International a commitment letter to provide $30.0 million of third lien secured loans upon satisfaction of certain conditions, including consummation of the Exchange Offer. The proceeds from these third lien secured loans will be used to fund the Company’s Global Advisory Group for a two-year period.

The consummation of each of the elements of the Refinancing Transactions is a condition to the Exchange Offer and vice versa. In addition, the Exchange Offer is conditioned upon, among other things, the valid tender and acceptance by DynCorp International of at least $409.5 million (or 90%) (the “Minimum Condition”) aggregate principal amount of Existing Notes in the Exchange Offer.

These conditions are for DynCorp International’s benefit and may be asserted by DynCorp International or may be waived by DynCorp International at any time and from time to time, subject to the terms of the Support Agreement. Further, subject to applicable law and the terms set forth in the Offering Memorandum and the Support Agreement, DynCorp International reserves the right to waive any and all conditions to the Exchange Offer and Consent Solicitation, in whole or in part, including the Minimum Condition, and may do so, subject to applicable law, without reinstating withdrawal rights.

Only holders of Existing Notes may participate in the Exchange Offer. Holders wishing to receive a copy of the Offering Memorandum, the Letter of Transmittal and related materials, should contact the information and exchange agent for the Exchange Offer, D.F. King & Co., Inc., at (866) 796-7182 (Toll-Free), (212) 269-5550 (banks and brokers) or dyncorpintl@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer is being made, and the New Notes are being offered and issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided under Section 3(a)(9) of the Securities Act and the exemption from the registration requirements of state securities laws and regulations provided under Section 18(b)(4)(D) of the Securities Act. DynCorp International has not made any arrangements for and has no understanding with any broker, dealer, salesperson, agent or any other person regarding the solicitation or recommendation of tenders hereunder and has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any such person. No broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer. The Exchange Offer and Consent Solicitation are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

None of DynCorp International, Holdings, the Supporting Holders, the trustee under the Existing Notes, the trustee under the New Notes, the information and exchange agent or any of their respective affiliates make any recommendation as to whether any holder of Existing Notes should exchange Existing Notes for New Notes in the Exchange Offer or deliver any consents with respect thereto, and none of them has authorized any person to make any such recommendation. Holders are urged to carefully evaluate all information in the Offering Memorandum and all documents incorporated therein by reference, and the accompanying Letter of Transmittal, consult their own investment and tax advisors and make their own decisions about whether to tender Existing Notes (and deliver Consents), and, if they wish to tender Existing Notes (and deliver Consents), the principal amount of Existing Notes to tender.

About DynCorp International

DynCorp International, a wholly-owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on more than six decades of experience as a trusted partner to commercial, government and military customers, DynCorp International provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va.

Forward-Looking Statements

This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2016 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our ability to successfully implement the Refinancing Transactions, including the Exchange Offer and the Consent Solicitation; our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our senior secured credit facility, consisting of a term loan and revolver, maturing on July 7, 2016, or to refinance, amend or repay our other indebtedness which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, government audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Obama Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States Department of Defense is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation (“INL Air Wing”), Contract Field Teams and Logistics Civil Augmentation Program contracts; the outcome of recompetes on existing programs, including but not limited to any upcoming recompetes on the INL Air Wing or War Reserve Materiel programs; changes in the demand for services provided by our joint venture partners; changes due to the pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity contracts and indefinite quantity contracts; the timing or magnitude of any award, performance or incentives fees granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements.